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                                                                    Exhibit 10.2

                                                                          3/1/90

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                          STANDARD FORM OF OFFICE LEASE
                     The Real Estate Board of New York, Inc.
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         AGREEMENT OF LEASE, made as of this 23rd day of November, 1999, between
         PRAEDIUM II BROADSTONE LLC (hereinafter referred to as "Landlord" or "Owner"), having an address c/o Broadway Management Co., Inc., 39 Broadway, New York, New York and WALL STREET STRATEGIES, INC., a Delaware corporation having an office at 130 William Street, New York, New York (hereinafter referred to as "Tenant").

         WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire thirty-first (31st) floor, as approximately shown hatched on the floor plan annexed hereto as Schedule A (hereinafter called the "demised premises"), in the building known as 80 Broad Street, New York, New York (hereinafter called the "Building"), for the term of approximately ten (10) years, five (5) months (or until such term shall sooner cease and expire as hereinafter provided) to commence as of the date hereof (hereinafter called the "Commencement Date") and to end on the date (hereinafter called the "Expiration Date") which shall be the last day of the month preceding the month in which occurs the tenth (10th) anniversary of the Rent Commencement Date (as defined in Section 54(b) hereof), both dates inclusive, at an annual rental rate as set forth in Article 54 hereof, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall
pay the first       monthly installment(s) on the execution hereof (unless this lease be a renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent Occupancy

         1. Tenant shall pay the rent as above and as hereinafter provided.

         2. Tenant shall use and occupy demised premises for the Permitted Use as defined in Article 35 hereof and for no other purpose.

     Tenant Alterations:

         3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner [3.1] and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner.* Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain [3.2] all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may [3.3] require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law [3.4]. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense [3.5]. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs

         4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment one for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

     Window Cleaning:

         5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

     Requirements of Law, Fire Insurance, Floor Loads:

         6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon

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*Tenant agrees that all such alterations, installations, additions or improvements shall be performed by Tenant in accordance with Landlord's Uniform Rules and Regulations for Alterations.

any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

     Subordination:

         7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

     Property - Loss, Damage, Reimbursement, Indemnity:

         8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence [8.1] of Owner, its agents, servants or employees [8.2]. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

     Destruction, Fire and Other Casualty:

         9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give [9.1] notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided [9.2]. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control [9.3]. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume [9.4] days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same [9.5]. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

     Eminent Domain:

         10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

     Assignment, Mortgage, Etc.:

         11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

     Electric Current:

     [IMAGE OMITTED]

         12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

     Access to Premises:

         13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times [13.1], to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. [13.2] Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours [13.3] for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

     Vault, Vault Space, Area:

         14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

     Occupancy:

         15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

     Bankruptcy:

         16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor [16.1] or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

              (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     Default:

         17. (1) If Tenant defaults in fulfilling any of the covenants of this

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[IMAGE OMITTED] Rider to be added if necessary.

lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted [17.1] or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss. 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written [17.2] days notice upon Tenant specifying the nature of said default and upon the expiration of said [17.2] days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said [17.2] day period, and if Tenant shall not have diligently commenced curing such default within such [17.2] day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

              (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

     Remedies of Owner and Waiver of Redemption:

         18. In case of any such default, re-entry, expiration and/ or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such [18.1] expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the dificiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses

         19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, [19.1] then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such [19.2] sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

     Building Alterations and Management:

         20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

     No Representations by Owner:

         21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" [21.1] and acknowledges that the taking of possesion of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     End of Term:

         22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

     Quiet Enjoyment:

         23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

     Failure to Give Possession:

         24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

     No Waiver:

         25. The failure of Owner [25.1] to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of [25.2] any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by [25.3]. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

     Waiver of Trial by Jury:

         26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4. [26.1]

     Inability to Perform:

         27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any [27.1] cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

     Bills and Notices:

         28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant [28.1], and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners

         29. As long as Tenant is not in default under any of the covenants of this lease, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

     Captions:

         30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

     Definitions:

         31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, [31.1] and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder [32.1]. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

     Adjacent Excavation - Shoring:

         32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations

         33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given [33.1]. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

     Security:

     [IMAGE OMITTED]

         34. Tenant has deposited with Owner the sum of $ * as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance [34.1].

     Estoppel 34A Certificate

         Tenant [34A.1], at any time, and from time to time, upon at least 10 days' prior notice by [34A.2], shall execute, acknowledge and deliver to [34A.2], and/or to any other person, firm or corporation specified by [34A.2], a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by [34A.2] under this Lease, and, if so, specifying each such default.

     Successors 34B and Assigns:

         The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

----------
Space to be filled in or deleted.
[IMAGE OMITTED] See Rider annexed hereto and made a part hereof.
*The "Security Amount" (as such term is defined in Section 35(f) hereof).

                                    GUARANTY


FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: ............................................................ 19..........


 ................................................................................
Guarantor


 ................................................................................
Witness


 ................................................................................
Guarantor's Residence


 ................................................................................
Business Address



 ................................................................................
Firm Name


STATE OF NEW YORK        )        ss.:
COUNTY OF                )

 On this            day of                                   , 19       , before

me personally came .............................................................
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.



                           .....................................................
                                                  Notary


         [IMAGE OMITTED]    IMPORTANT - PLEASE READ    [IMAGE OMITTED]

                      RULES AND REGULATIONS ATTACHED TO AND
                            MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33.

         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

         4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

         5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

         8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

         9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

         11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

         13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.

         14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

                            FOOTNOTES TO PRINTED FORM
                                  LEASE BETWEEN
                    PRAEDIUM II BROADSTONE LLC, LANDLORD AND
                         WALL STREET STRATEGIES, TENANT.


         For the purpose of these footnotes and the lease the terms Owner and Landlord and the terms demised premises and Premises shall be deemed synonymous.

3.1      which approval shall not be unreasonably withheld or delayed

3.2 and Owner shall, at Tenant's cost and expense, take such reasonable actions and execute such instruments as shall be reasonably necessary to enable Tenant to obtain,

3.3      reasonably

3.4.     or by payment or otherwise

3.5. Notwithstanding the foregoing, Landlord shall only be permitted to exercise such right to have Tenant remove installations which are of a non-building standard nature such as vaults, raised floors, stairways, private lavatories and other installations which are unusually difficult or costly to remove as compared to ordinary office installations.

8.1      or willful misconduct

8.2      or contractors

9.1      prompt

9.2. If the Building shall be damaged to such an extent that Tenant does not have any access to the demised premises, the rent shall be proportionally paid up to the time of the casualty and thenceforth shall cease until reasonable access to the demised premises has been restored.

9.3 Notwithstanding anything in this Article 9 to the contrary, if the demised premises or any part thereof shall be damaged by fire or other casualty as set forth in this Article 9 and Landlord is required to or elects to repair and restore the demised premises, and if Landlord has not substantially completed the required repairs and restored the demised premises within twelve (12) months after the date of such fire or other casualty, or within such period thereafter (not to exceed 3 months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of god, or any other cause beyond Landlord's reasonable control, then Tenant shall, during the ten (10) days following the expiration of the foregoing period, have the right to elect to terminate this Lease upon written notice to Landlord and such election shall be effective upon the expiration of thirty (30) days after the date of such notice, unless Landlord substantially completes such restoration within such thirty (30) day period.

9.4      ten (10)

9.5 except to the extent such damage results from the negligence or wilful misconduct of Owner or its agents, employees, invitees, servants or contractors.

10.1 Nothing contained in Article 10 hereof shall prohibit Tenant from making a separate claim with the condemning authority for (a) the value of personal property owned by Tenant and (b) any moving expenses incurred by Tenant as a result of such condemnation provided, however, that such separate claim shall not reduce or adversely affect Landlord's claim or the amount of Landlord's award.

13.1.    upon reasonable notice

13.2 All entries made by Landlord for the foregoing purposes shall (except in an emergency) be after reasonable prior notice which may be given orally and shall be conducted to the extent reasonably practical (but without the necessity of incurring overtime or premium wages or other additional costs) in such a manner as to avoid unreasonable interference with Tenant's use of the Premises, except as may be required by Legal Requirements.

13.3     after reasonable notice which may be given orally,

16.1     that is not dismissed within ninety (90) days of its filing,

17.1     for more than thirty (30) consecutive days,

17.2     twenty (20)

18.1     reasonable

19.1 and such default shall continue beyond the applicable grace or cure period provided for herein,

19.2     reasonable

21.1     (subject to Landlord's Work)

25.1     or Tenant

25.2     or of Landlord to insist in strict performance of

25.3     the party to be charged therewith

26.1     except for compulsory counterclaims.

27.1     other

27.2     beyond Owner's control

28.1 with a copy (in the case of mailed notices) to Bryan Cave LLP, 245 Park Avenue, New York, New York 10167-0034, Attention: Richard J. Zakin, Esq.,

31.1     arising or accruing from and after the date of said sale or lease.

32.1     in accordance with the provisions of Article 28 hereof

33.1 Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner.

34.1 Landlord shall hold any cash security hereunder on an interest-bearing basis, the interest on which, less one (1%) percent per annum of the principal deducted by Landlord for its administrative costs, shall be remitted to Tenant annually.

34A.1    or Tenant

34A.2.   the other party

                                TABLE OF CONTENTS


35.  Definitions.............................................................1


36.  Adjustments of Rent.....................................................2


37.  Electricity.............................................................5


38.  Heat and Air-Conditioning...............................................6


39.  Subordination...........................................................7


40.  Late Payment Charge.....................................................8


41.  Preparation of Demised Premises.........................................8


42.  Limitation on Liability................................................11


43.  Miscellaneous..........................................................11


44.  Insurance..............................................................13


45.  Change of Condition....................................................14


46.  Brokerage..............................................................14


47.  Restrictions upon Use..................................................14


48.  Addendum to Article 3..................................................14


49.  Addendum to Article 6..................................................15


50.  Addendum to Article 11.................................................15


52.  Rental Payments........................................................15


53.  Holdover...............................................................16


54.  Fixed Rent.............................................................16


55.  Intentionally Deleted Prior to Execution...............................16


56.  Partnership Tenant.....................................................16

57.  Change of Location


59.  Addendum to Article 34.................................................19


60.  The Lower Manhattan Plan...............................................20


Schedule A - Floor Plan
Schedule B - Addendum to Article 11
Schedule C - HVAC Specifications

RIDER ANNEXED TO AND MADE A PART OF LEASE
BETWEEN PRAEDIUM II BROADSTONE LLC, LANDLORD,
AND WALL STREET STRATEGIES, INC., TENANT,
COVERING THE ENTIRE 31ST FLOOR,
80 BROAD STREET, NEW YORK, NEW YORK


35. Definitions:

     The following definitions shall have the meanings hereinafter set forth wherever used in this lease or any Exhibits or Schedules annexed hereto (if any):

     (a) "Tax Base" shall mean the product obtained by multiplying (i) the amount for which the Land and Building are assessed for the purpose of establishing real estate taxes to be paid by Landlord for the Tax Year (as defined in Section 36(a) hereof) commencing July 1, 1999 and ending June 30, 2000, by (ii) the real estate tax rate for such Tax Year.

     (b) "Operation Base Year" shall mean the period commencing on January 1, 1999 and ending on December 31, 2000 however, the Operating Expenses for the Operating Base Year shall be deemed to be the average of the Operating Expenses for calendar years 1999 and 2000.

     (c)  "Tenant's Tax Proportionate Share" shall mean 2.18%.

     (d)  "Tenant's Operating Proportionate Share" shall mean 2.23%.

     (e) "Broker" shall mean, collectively, Newmark & Company Real Estate, Inc. (which is representing Landlord) and Richard Kusack Real Estate.

     (f) "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the lending rate announced from time to time by The Chase Manhattan Bank (New York) as such bank's prime rate for 90-day unsecured loans, in effect from time to time or (b) the maximum applicable legal rate, if any.

     (g) "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances), and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this lease.

     (h)  (i) "Security Amount" shall mean $270,592.00


          (ii) Provided and on condition that, as of the applicable Reduction Date as set forth on the following chart (i) Tenant shall not be in default under this Lease after notice and the expiration of any cure period, and (ii) prior to such Reduction Date, Tenant shall have paid all installments of fixed rent, Tenant's Tax Payment and Tenant's Projected Share of Increase no later than ten (10) days after the due date thereof, then in such case, the amount of the security deposited by Tenant pursuant to Article 34 hereof shall be reduced to the amount indicated in the following chart:


Reduction Date                                           Security Amount
------------------------------------------------      -------------------------

First day of the calendar month following the month         $248,042.67
in which occurs the second (2nd) anniversary of the
Rent commencement Date
--------------------------------------------------    -------------------------
First day of the calendar month following the month         $202,944.01
in which occurs the third (3rd) anniversary of the
Rent Commencement Date
--------------------------------------------------    -------------------------

-------------------------------------------------     -------------------------
First day of the calendar month following the month      $157,845.35
in which occurs the fourth (4th) anniversary of the
Rent commencement Date
--------------------------------------------------    -------------------------
First day of the calendar month following the month      $135,296.02
in which occurs the fifth (5th) anniversary of the
Rent commencement Date
---------------------------------------------------   -------------------------
First day of the calendar month following the month      $112,745.69
in which occurs the sixth (6th) anniversary of the
Rent commencement Date
--------------------------------------------------    -------------------------
First day of the calendar month following the month      $90,197.36
in which occurs the seventh (7th) anniversary of the
Rent commencement Date
--------------------------------------------------    -------------------------

          (i)  "Permitted Use" shall mean general and executive offices.

36. Adjustments of Rent:

          (a) For the purposes of this Article 36, the following definitions shall apply:

            (i) The term "Taxes" shall mean (A) all real estate taxes, assessments, sewer rents and water charges, governmental levies, municipal taxes, county taxes, district (including business improvement district) or subdistrict taxes or charges, or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Building or the parcel of land upon which the same is constructed (the "Land"), and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or the Building under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof, and (B) any expenses incurred by Landlord in contesting any of the foregoing set forth in clause (A) of this sentence or the assessed valuations of all or any part of the Land or Building, or collecting any refund. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord and/or the Land and/or Building in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes". "Taxes" shall also include all costs and expenses incurred or paid by Landlord in connection with the ICIP (as defined in Article 58). For the purpose of calculating "Taxes" no effect will be given for any reduction or abatement obtained by Landlord pursuant to the ICIP or other similar program so that "Taxes" shall be calculated as if Landlord had not received any such reduction or abatement.

            (ii) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease or such other period of twelve months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

            (iii) The term "Operating Year" shall mean the full calendar year in which the term of this lease commences and each succeeding calendar year thereafter.

            (iv) The term "Operating Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord in connection with the operation and maintenance of the Building, and the services provided tenants therein, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder. Operating Expenses shall include, without being limited thereto, the following: (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of Landlord or the managing agent for the Building engaged in the operation and maintenance of the Building, management fees paid to third parties or if no managing agent is employed by Landlord, a sum in lieu thereof which is equal to the higher of (x) four (4%) percent of gross rents from the Building or (y) such compensation as is then charged by firms providing management (exclusive of leasing) services to owners of first class office buildings in downtown Manhattan; (ii) payroll taxes, workmen's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air-conditioning and water (including water and sewer rentals) furnished to the Building (including the common areas thereof), together with any taxes on any such utilities; (iv) the cost of all charges for rent, casualty, war risk (if obtainable from the United States government), liability and other types of insurance; (v) the cost of all building and cleaning supplies and charges for telephone for the Building and cleaning of the Building, including common areas; (vi) the cost of all charges for cleaning and service contracts for any areas of the Building; (vii) the cost of Building electric current (for the purposes of this clause (vii), the cost of Building electric current shall be deemed to mean the cost of all electricity purchased, including any taxes thereon or fuel or other adjustments in connection therewith, for use in the Building other than that which is furnished to the demised space of other tenants in the Building; the parties agree that fifty (50%) percent of the aggregate of the Building's payment to the public utility for the purchase of electricity plus the estimated electric charges of tenants procuring electric service directly from the public utility, if any, shall be deemed to be payment for Building electric current); (viii) the cost relating to the operation, repair and maintenance of elevators and escalators; (ix) the cost relating to protection and security; (x) the cost relating to lobby decorations and interior and exterior landscape maintenance; (xi) repairs, replacements and improvements performed after the Base Year which are appropriate for the continued operation of the Building as a first class office building; (xii) painting of non-tenanted areas; (xiii) professional and consulting fees; (xiv) association fees or dues; (xv) the cost of capital expenditures made to the Building by reason of the laws and requirements of any public authorities or the requirements of insurance bodies which is incurred after the Base Year. The term "Operating Expenses", as used and defined under this Section 36(a)(iii), shall not, however, include the following items: (1) interest on and amortization of any mortgages encumbering the Building or the parcel of land upon which it is constructed (the "Land"); (2) the cost of tenant improvements made for new tenant(s) of the Building; (3) brokerage commissions; (4) financing or refinancing costs; (5) Taxes; (6) salaries and fringe benefits for officers, employees and executives above the grade of building manager; (7) the cost of any items to the extent Landlord is actually reimbursed by any tenant for specific services performed for such tenant (other than under operating expense escalation provisions of its lease); and (8) professional fees incurred in connection with any refinancing of the Building or liability for non-payment of any underlying mortgage.

     If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses, then the cost thereof shall be included in Operating Expenses. The costs of capital equipment or capital expenditures are so to be included in Operating Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Interest Rate at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rentals and other costs paid or incurred in connection with such leasing shall be included in Operating Expenses for the Operating Year in which they were incurred.

     If during all or part of any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Building aggregating more than five (5%) percent of the rentable area thereof (including without limitation the demised premises) due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant (including without limitation Tenant), or such tenant is itself obtaining and providing such item of work of service, or for any other reasons, then, for the purposes of computing the additional rent payable hereunder pursuant to Section 36(d) hereof, the amount of the expenses for such item(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such pe-riod by Landlord if it had at its own expense furnished such item(s) of work or services to at least ninety-five (95%) percent of the rentable area of the Building.

            (v) "Tenant's Proportionate Share of Increase" shall mean Tenant's Operating Percentage multiplied by the increase in Operating Expenses for an Operating Year over Operating Expenses in the Operating Base Year.

            (vi) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the prior Operating Year and the reasonably estimated increase in costs for the current Operating Year divided by twelve
(12) and payable monthly by Tenant to Landlord as additional rent. If, however, Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant's Projected Share of Increase previously made for such Operating Year were greater or less than the installments of Tenant's Projected Share of Increase to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Article 36; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to Tenant's Projected Share of Increase as shown on such estimate.

            (vii) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this Article 36.

       (b) (i) Tenant shall pay as additional rent for each Tax Year a sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Tax Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Tax Base. Any such adjustment payable by reason of the provisions of this
Section 36(b)(i) shall be payable within ten (10) days after Landlord shall furnish to Tenant an Escalation Statement with respect to Taxes for any Tax Year. In order to insure that amounts sufficient for the payment of Taxes to the taxing authority or as escrow payments to Landlord's mortgagee are available when Landlord is required to make such payments, Tenant's Tax Payment as set forth in Landlord's Escalation Statement may be reasonably estimated by Landlord, subject to subsequent adjustment.

         (ii) If the real estate tax fiscal year of The City of New York shall be changed during the term of this lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 36(b).

         (iii) If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this
Section 36(b) Tenant's Tax Proportionate Share of the refund but not to exceed Tenant's Tax Payment paid for such Tax Year.

         (iv) If the Tax Base is reduced as a result of a certiorari proceeding or otherwise, Landlord shall adjust the amount of each Tenant's Tax Payment previously made, and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment.

       (c) Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.


       (d) (i) After the expiration of the Operating Base Year and any Operating Year, Landlord shall furnish Tenant an Escalation Statement setting forth Tenant's Proportionate Share of Increase, with respect to the Operating Expenses incurred for such Operating Base Year or Operating Year. Within thirty (30) days after receipt of such Escalation Statement for any Operating Year, Tenant shall pay Tenant's Proportionate Share of Increase to Landlord as additional rent.

         (ii) Commencing with the first Operating Year for which Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operating Year, Tenant's Projected Share of Increase. If the Escalation Statement furnished by Landlord to Tenant pursuant to Subsection 35(d)(i) above at the end of the then Operating Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall forthwith either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder; if such statement furnished by Landlord to Tenant hereunder shall indicate that Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operating Year, Tenant shall forthwith pay the amount of such excess to Landlord.

       (e) In the event that the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or the date of the expiration or other termination of this lease shall be a day other than the last day of a Tax Year or an Operating Year, then in such event in applying the provisions of this
Article 36 with respect to any Tax Year or Operating Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 36 taking into consideration the portion of such Tax Year or Operating Year which shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

       (f) Payments shall be made pursuant to this Article 36 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this lease.

       (g) In no event shall the fixed rent ever be reduced by operation of this
Article 36 and the rights and obligations of Landlord and Tenant under the provisions of this Article 36 with respect to any additional rent shall survive the termination of this lease.

       (h) Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year. Tenant's obligation to pay escalation for any Tax Year or Operating Year during the term of this lease shall survive the expiration or earlier termination of this lease.

       (i) Each Escalation Statement shall be conclusive and binding upon Tenant unless within 30 days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement.

37. Electricity:

       (a) Landlord shall supply electric energy which Tenant requires in the demised premises and Tenant will pay Landlord or Landlord's designated agent, as additional rent for the supplying of electric current, the sum of (i) an amount computed by applying Tenant's consumption and demand for the billing period in question (as measured by the meter(s) installed in the demised premises for that purpose) to the rates in Service Classification No. 4 of Consolidated Edison Company of New York, Inc. then in effect (or any successor rate classification pursuant to which Landlord purchases electricity for the Building) together with any meter company charges, taxes, fuel adjustment charges and other charges and expenses to which Landlord is subject, plus, (ii) ten (10%) percent of the amount set forth in clause (i). Where more than one (1) meter measures the service of Tenant, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefor shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent within twenty (20) days of rendition thereof. If any tax is imposed on Landlord's receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's pro rata share of such taxes shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord. In no event shall the cost to Tenant for the supply of electric energy be less than 110% of the aggregate cost to Landlord for the supply of electric energy to Tenant at the demised premises (including any meter company charges, taxes, fuel adjustment charges and other charges and expenses to which Landlord is subject). If any meters or other equipment must be installed to furnish electric service to the demised premises on a submetered basis, as herein provided, the same shall be installed by Landlord at Landlord's expense.

     (b) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy, steam or other utilities furnished to the demised premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or steam or other utilities or for any other reason. Tenant's use of electric energy in the demised premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise serving the demised premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the electric service in the Building, Tenant agrees not to connect any additional electrical equipment, fixtures, machinery or appliances of any type to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants.

     (c) Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this lease shall remain unaffected thereby and shall continue in full force and effect, and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service.

38. Heat and Air-Conditioning:

     (a) Landlord shall maintain and operate the heating system and shall, subject to the design specifications of the heating system and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities, furnish heat (hereinafter called "Heat Service") to the demised premises, when and as required by law, during regular hours (that is, between the hours of 8:00 A.M. and 6:00 P.M.) of business days (which term is used herein to mean all days except Saturday, Sunday and those days that are observed by the State or Federal government as legal holidays and those days designated as holidays by the applicable building service union employees' contract) during the heating season. Landlord shall not be responsible for the adequacy, design or capacity of the heat distribution system servicing the Building. If Tenant shall require Heat Service during hours other than regular hours or on days other than business days (hereinafter called "After Hours Heat Service") Landlord shall furnish such After Hours Heat Service upon reasonable advance notice from Tenant, and Tenant shall pay, on demand, Landlord's established charges therefor.

     (b) Landlord shall furnish air-conditioning in the demised premises through package air-conditioning unit(s) (hereinafter collectively called the "Units") currently located on the floor of which the demised premises are a part. The air-conditioning system will function when seasonably required, except as set forth in paragraph (c) hereof, but only on business days, from 8:00 A.M. to 6:00 P.M. Tenant shall maintain and keep the Units in good order and repair and shall maintain and operate the Unit. Tenant shall be responsible to obtain and maintain any and all permits or licenses required for the operation of the Units. Tenant's obligation to maintain the Units shall include, but not be limited to, the periodic cleaning and/or replacement of filters, replacement of fuses and belts, the calibration of thermostats and all startup and shut down maintenance of the Units. Tenant shall, at its sole cost and expense, perform any and all necessary repairs to, and cause any and all replacements of, the Units. Tenant shall enter into and maintain throughout the term of this lease, at Tenant's cost and expense, a service contract for the maintenance and repair of the Units in form and substance reasonably satisfactory to Landlord with a contractor approved by Landlord in advance. In the event Tenant shall fail to engage an air conditioning maintenance company as aforesaid, Landlord may (but shall not be obligated to) perform such maintenance and/or engage an air conditioning service company at Tenant's expense to perform the aforesaid maintenance to the Units, and Tenant shall pay on demand as additional rent hereunder all expenses incurred by Landlord in connection therewith. All electricity used in connection with the operation thereof shall be obtained by Tenant at Tenant's expense pursuant to the provisions of Article 37 and 38 hereof.

     (c) In the event that Tenant shall require air-conditioning service on days other than business days or on business days but during the hours other than from 8:00 A.M. to 6:00 P.M., then on Tenant's request given (i) by noon of any business day on which Tenant shall require such service, (ii) by noon on Friday with respect to Saturdays and Sundays, and (iii) by noon of the preceding day with respect to holidays, Landlord shall furnish air-conditioning during such additional times and Tenant shall pay, on demand, Landlord's then usual overtime air-conditioning charge therefor (currently $50.00 per hour).

39. Subordination:

     (a) In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing and (ii) unless such act or omission shall be one that is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided that such holder or lessor shall give Tenant written notice of its intention to remedy such act or omission and shall, with due diligence, commence and continue to do so. Landlord agrees to use reasonable efforts to obtain from the current holder of any superior mortgage a so-called "Nondisturbance agreement" in favor of Tenant on the standard form used by the holder of such superior mortgage, which Tenant agrees to execute and deliver to Landlord within ten (10) days after receipt thereof. With respect to any future institutional superior mortgage or lease, Landlord agrees to use reasonable efforts to obtain from any such institutional superior lessor or superior mortgagee a Nondisturbance agreement on such superior lessor's or superior mortgagee's standard form, which Tenant agrees to execute and deliver to Landlord within ten
(10) days after receipt thereof, provided, however, Landlord shall have no liability to Tenant and this lease, including without limitation the provisions of this Section 39(a), shall not be affected if Landlord is unable, despite such reasonable efforts, to obtain such a Nondisturbance agreement. Tenant agrees to pay as additional rent any reasonable attorneys' fees of the holders of such future superior instruments actually charged in connection with obtaining such Nondisturbance agreement. Nothing contained herein shall be deemed to require Landlord to offer any payment or other consideration to obtain or to reject financing from a proposed lender because said lender refuses to supply Tenant with a Nondisturbance agreement.

     (b) If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of the party so succeeding to Landlord's rights (herein sometimes called the successor landlord) and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and de-liver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment, this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant, upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment, except that the successor landlord shall not:

         (i) be liable for any previous act or omission of Landlord under this lease;

         (ii) be subject to any offset, not expressly provided for in this lease, that shall have theretofore accrued to Tenant against Landlord; or

         (iii) be bound by any previous modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through, or by reason of which, the successor landlord shall have succeeded to the rights of Landlord under this lease.

40. Late Payment Charge:

     If Tenant shall make any payment of fixed rent, additional rent or other charges more than five (5) days after the same is due and payable Tenant shall pay (i) a late payment charge of five (5%) percent of the defaulted amount and
(ii) interest thereon at a rate equal to the lower of the Interest Rate or the highest rate permitted by law. Such amounts shall be payable as additional rent hereunder.

41. Preparation of Demised Premises:

     (a) Tenant has examined the demised premises and agrees to accept the same in their condition and state of repair existing as of the Commencement Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant's occupancy.

     (b) Following the Commencement Date and in conjunction with the performance of Tenant's Work (as hereinafter defined), Landlord shall perform the following work in the demised premises (hereinafter called "Landlord's Work") using materials, finishes, quantities, designs, qualities and colors adopted by Landlord as standard for tenant installations in the Building ("Building Standard"):

       (i) At Landlord's sole discretion either (x) refurbish the existing men's and ladies bathrooms to comply with the provisions of the Americans with Disabilities Act ("ADA") or (ii) construct one (1) unisex ADA compliant stall within the demised premises in a location to be determined by Landlord;

       (ii) Install a new 20-ton water cooled air-conditioning Unit as provided in Section 38(b) in a location to be determined by Landlord, the installation of which shall be completed no later than the forty-fifth (45th) day following the Commencement Date (Tenant shall be responsible for the installation of all ductwork required for the operation of the air-conditioning system within the demised premises);

       (iii) Ensure perimeter radiators are functional except to the extent the same have been damaged by Tenant or its agents, employees or contractors;

       (iv) Existing radiator covers to be provided to Tenant for restoration by Tenant; and

       (v) After the date Landlord approves Tenant's final plan (as defined in Section 41(c)(ii)), deliver to Tenant an ACP-5 with respect to the demised premises.

     (c) (i) Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, make and complete the work and installations in and to the demised premises set forth below in such manner so that the demised premises will be tasteful and dignified executive and general offices.

       (ii) Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications (which said final plan or final set of plans, as the case may be, and specifications are hereinafter called the "final plan") which shall contain complete information and dimensions necessary for the construction and finishing of the demised premises. The final plan shall be submitted to Landlord for Landlord's written approval. Landlord shall not be deemed unreasonable in withholding its consent to the extent that the final plan prepared by Tenant pursuant hereto involves the performance of work or the installation in the demised premises of materials or equipment which do not equal or exceed the standard of quality adopted by Landlord for the Building.

       (iii) In accordance with the final plan, Tenant, at Tenant's expense, will make and complete in and to the demised premises (hereinafter sometimes called the "Work Area") the work and installations (hereinafter called "Tenant's Work") specified in the final plan. Tenant agrees that Tenant's Work will be performed with the least possible disturbance to the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense, leave all structural and mechanical parts of the Building which shall or may be affected by Tenant's Work in good and workmanlike operating condition. Tenant, in performing Tenant's Work will, at its own cost and expense, promptly comply with all laws, rules and regulations of all public authorities having jurisdiction in the Building with reference to Tenant's Work. Tenant shall not do or fail to do any act which shall or may render the Building of which the demised premises are a part, liable to any mechanic's lien or other lien and if any such lien or liens be filed against the Building of which the demised premises are a part, or against Tenant's Work, or any part thereof, Tenant will, at Tenant's own cost and expense, promptly remove the same of record by payment, the posting of a bond or otherwise, within thirty (30) days after notice of the filing of such lien or liens; or in default thereof, Landlord may cause any such lien or liens to be removed of record by payment of bond or otherwise, as Landlord may elect, and Tenant will reimburse Landlord for all costs and expenses incidental to the removal of any such lien or liens incurred by Landlord. Tenant shall indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges or payments of any kind whatsoever that may be incurred or become chargeable against Landlord or the Building of which the demised premises are a part, or Tenant's Work or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the demised premises in connection with Tenant's Work. Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of Tenant's Work or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with Tenant's Work. At any and all times during the progress of Tenant's Work, Landlord shall be entitled to have a representative or representatives on the site to inspect Tenant's Work and such representative or representatives shall have free and unrestricted access to any and every part of the demised premises. Tenant shall advise Landlord in writing of Tenant's general contractor and subcontractors who are to do Tenant's Work, and such general contractor and subcontractors shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld or delayed provided, however, that with respect to work involving structural portions of the Building or Building systems such contractors and subcontractors shall be chosen from Landlord's list of approved contractors; such contractors shall, to the extent permitted by law, use employees for Tenant's Work who will work harmoniously with other employees on the job.

       (iv) Tenant shall at Tenant's sole cost and expense file all necessary architectural plans and obtain all necessary approvals and permits in connection with Tenant's Work being performed by it pursuant to this Article 41(c). Tenant shall submit final plans for Landlord's review no later than the date which is ninety (90) days following the Commencement Date.

       (v) The following conditions shall also apply to Tenant's Work:


       (a) all Tenant's Work shall be of material, manufacture, design, capacity and color at least equal to the Building Standard;

     (b) Tenant, at Tenant's expense shall (i) file all required architectural, mechanical and electrical drawings and obtain all necessary permits, and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant's Work. Tenant shall obtain Landlord's approval of the drawings referred to in (i) and (ii) hereof, which approval shall not be unreasonably withheld or delayed;

     (c) all of Tenant's Work shall be performed by Tenant in accordance with all of the rules and regulations adopted by the Building for the performance of alterations;

     (d) All of the provisions of Articles 3 and 48 hereof shall apply to Tenant's performance of Tenant's Work.

     (e) Tenant's Work shall be completed no later than the first (1st) anniversary of the Commencement Date.

       (vi) Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the demised premises for Tenant's occupancy and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any expense in so cooperating or in rendering such assistance, Tenant shall reimburse Landlord for such expense as additional rent hereunder.

       (vii) Landlord shall allow Tenant a credit in the amount of $295,960.00 hereinafter called the "Work Credit", which credit shall be solely applied against the cost and expense of the construction to be performed by Tenant in connection with the Tenant's Work. A maximum of ten (10%) percent of the Work Credit may be applied toward architectural, engineering, and filing fees (hereinafter referred to as "Soft Costs"). In the event that the cost and expense of the actual construction included in Tenant's Work shall exceed the amount of the Work Credit, or in the event that the Soft Costs exceed ten (10%) percent of the Work Credit, Tenant shall be entirely responsible for such excess. In the event that the cost and expense of the actual construction and the Soft Costs included in Tenant's Work shall be less than the Work Credit, the Work Credit shall be adjusted accordingly. The Work Credit shall be payable by Landlord to Tenant promptly as Tenant's Work progresses and upon receipt by Landlord of paid invoices from contractors and suppliers in an amount not exceeding the Work Credit but in no event shall the same be payable more often than once every thirty (30) days.

       (viii) Tenant shall furnish to Landlord, prior to the commencement of Tenant's Work, all contracts with Tenant's suppliers and contractors for the performance thereof. To the extent that such contracts do not fully disclose the cost of Tenant's Work for which the Work Credit is applicable, Tenant shall furnish such other data as may be required so that such cost can be finally ascertained. Furthermore, if at any time during the performance of Tenant's Work as a consequence of any change therein or otherwise the cost thereof shall change, Tenant shall furnish to Landlord all additional pricing information as may be required so that Landlord may, at all times, monitor the cost of Tenant's Work and any changes therein. To the extent that the cost of Tenant's Work at any time exceeds the Work Credit or the portion thereof available for its completion, Landlord may discontinue disbursing the Work Credit until such time as the unpaid balance of the Work Credit is equal to or exceeds the entire remaining unpaid cost of completion of Tenant's Work. Tenant shall, in accordance with Landlord's request, furnish Landlord with copies of paid invoices and canceled checks and such other documentation as Landlord may reasonably request to demonstrate payment by Tenant of any excess of the remaining cost of completion of Tenant's Work over the remaining balance of the Work Credit.

       (ix) At any and all times during the progress of Tenant's Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof and shall have the right to withhold all or any portion of the Work Credit as shall equal the cost of correcting any portions of Tenant's Work which shall not have been performed in a manner reasonably satisfactory to Landlord.

       (x) In connection with the payment of any installment of the Work Credit, Tenant shall, promptly after the completion of the portion of Tenant's Work for which payment is requested and prior to the payment of such portion of the Work Credit, furnish to

Landlord a certificate signed by Tenant's architect certifying that such portion of Tenant's Work has been completed in accordance with Tenant's approved final plan, and a statement of the contractor or contractors performing such portion of Tenant's Work, acknowledging payment by Tenant for such portion of Tenant's Work and releasing Tenant from all further liability for payment in connection therewith. Landlord shall be permitted to retain from each installment an amount equal to ten (10%) percent of the amount requested to be paid by Tenant. The aggregate of amount of such retainages shall be paid by Landlord in connection with the payment of the final installment of the Work Credit.

       (xi) In addition, Tenant shall, prior to the payment of the final installment of the Work Credit, furnish to Landlord a general release from the contractors performing Tenant's Work releasing Landlord and Tenant from all further liability with respect to Tenant's Work, and all Building Department sign-offs, inspection certificates, the "as built" plans and any permits required to be issued by any governmental entities having jurisdiction thereover.

       (xii) It is understood that of the services to be furnished by Landlord referred to in Article 29 hereof, Landlord shall not furnish any cleaning services until Tenant commences occupancy of the demised premises for the conduct of its business. Tenant shall be responsible for removal of Tenant's refuse and rubbish during the period that Tenant's Work is in progress in the demised premises.

42. Limitation on Liability:

     Tenant shall look only to Landlord's estate and interest in the Building, for the satisfaction of Tenant's remedies or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or liability by Landlord hereunder, and no other property or assets of Landlord and no property of any officer, employee, director, shareholder, partner or principal of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the demised premises.

43. Miscellaneous:

     (a) If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

     (b) This lease shall be governed in all respects by the laws of the State of New York.

     (c) If, in connection with obtaining financing for the Building, a bank, insurance company or other lending institution shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

     (d) Supplementing Article 28, any bills or statements for fixed rent or additional rent shall be deemed sufficiently given or rendered if sent by regular mail, postage prepaid.

     (e) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this lease (if any) at any time when Tenant is in default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this lease.

     (f) Tenant shall not place or permit to be placed any vending machines in the demised premises, except with the prior written consent of Landlord in each instance, provided Tenant may install such vending machines if the use thereof is confined to Tenant's employees.

     (g) Neither Tenant nor any corporation or other entity controlling, controlled by or under common control with Tenant shall occupy any space in the Building (by assignment, sublease or otherwise) other than the demised premises, except with the prior written consent of Landlord in each instance.

     (h) Tenant agrees that its sole remedies in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this lease, or any rider or separate agreement relating to this lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived.

     (i) The Article headings of this lease are for convenience only and are not to be given any effect whatsoever in construing this lease.

     (j) This lease shall not be binding upon Landlord unless and until it is signed by Landlord and a fully executed copy thereof is delivered to Tenant.

     (k) The Schedules annexed to this lease shall be deemed part of this lease with the same force and effect as if such Schedules were numbered Articles of this lease.

     (l) If the rent hereunder shall commence on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated.

     (m) Tenant agrees that Tenant will not at any time during said term, either directly or indirectly, use any contractors and/or labor and/or materials if it is reasonably foreseeable that the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the maintenance and/or operation of the Building or any part thereof.

     (n) Tenant shall not place any signage on the entrance to the demised premises other than the Building Standard signage to be furnished by Landlord to Tenant at Tenant's cost and expense. The listing of any name other than that of Tenant, whether on the doors of the demised premises, on the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this lease or in the demised premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease, to any sublease of the demised premises, or to the use or occupancy thereof by others.

     (o) The terms "Owner" and "Landlord", whenever used in this lease (including, without limitation, in Article 31), shall have the same meaning.

     (p) If Landlord or Landlord's managing or rental agent accepts from Tenant one or more keys to the demised premises in order to assist Tenant in showing the demised premises for subletting or other disposition or for the performance of work therein for Tenant or for any other purpose, the acceptance of such key or keys shall not constitute an acceptance of a surrender of the demised premises nor a waiver of any of Landlord's rights or Tenant's obligations under this lease, including, without limitation, the provisions relating to assignment and subletting and the condition of the demised premises.

     (q) If the demised premises shall at any time during the term of this lease become infested with vermin, Tenant, at Tenant's expense, shall cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

     (r) If Tenant is a corporation or partnership, each individual executing this lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this lease and that each person signing on behalf of Tenant is authorized to do so.

     (s) In the event of conflict between the provisions of this rider and the provisions of the printed form to which this rider is annexed, the provisions of this rider shall govern.

     (t) Acceptance of fixed rent or additional rent from anyone other than Tenant shall not be deemed to constitute Landlord's consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord's rights or Tenant's obligations under this lease.

44. Insurance:

     (a) Tenant covenants and agrees to provide on or before the commencement of the term of this lease and to keep in force during the term hereof for the benefit of Landlord and Tenant a comprehensive general liability insurance policy protecting Landlord and Tenant, Landlord's managing agent and any other persons that Landlord may reasonably designate by notice to Tenant, against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies permitted to do business in the State of New York, and otherwise satisfactory to Landlord, and shall be in such limits as Landlord may reasonably require, and as of the date of this lease Landlord reasonably requires a combined single limit of liability thereunder of not less than the amount of Two Million Dollars ($2,000,000) per occurrence for bodily or personal injury (including death) or property damage or such greater amount as Landlord may from time to time require. In addition, Tenant, at its expense, shall provide and keep in force during the term hereof for the benefit of Landlord and Tenant "all risk" property insurance covering all Tenant's property to a limit of not less than the full replacement value thereof. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days' notice to Landlord, by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and certificate holder.

       (b) (i) Landlord agrees that it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (y) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (z) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

       (ii) Tenant agrees to include in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this lease appropriate clauses pursuant to which the insurance company or companies (y) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (z) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

       (iii) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this
Section 44(b)(iii) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

       (iv) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions (i) and (ii) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

45. Change of Condition:

     Landlord shall not be liable for any change of condition in the demised premises caused by the compliance with any present or future laws, rules, orders, ordinances, requirements, or regulations of any Federal, State, County or Municipal authority or government, including any change required by law for off-street parking or similar legislation, or by revocation by any such authority or authorities of any permit or license heretofore granted, or by construction or operation of any public or quasi-public work, or by the erection of any building or buildings upon any adjacent property, or by change of environment. Landlord shall not be liable for interference with or loss of light or other incorporeal hereditaments caused by anybody other than Landlord, or caused by or for the City or any governmental or quasi-governmental agency or authority in connection with the construction of any public or quasi-public work.

46. Brokerage:

     (a) Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this lease other than the Broker (as defined in Article 35 hereof), and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than the Broker with respect to this lease or the negotiation thereof.

     (b) Landlord represents and warrants to Tenant that Landlord has had no dealings or negotiations in connection with the consummation of this lease with any broker purporting to represent Tenant other than Broker, and Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability that Tenant shall incur for commission or other compensation as a result of a breach by Landlord of the foregoing representation. Landlord shall be responsible for any brokerage commissions payable to the Broker pursuant to a separate agreement between Landlord and the Broker.

47. Restrictions upon Use:

     It is expressly understood that no portion of the demised premises shall be used as, or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, a medical or dental office or suite or a company engaged in the business of real estate brokerage or the renting of office or desk space.

48. Addendum to Article 3:

     (a) Tenant agrees that with respect to the performance by Tenant of any alterations, additions, improvements or installations to the demised premises costing in excess of $5,000. Tenant shall pay to Landlord, as additional rent hereunder, promptly upon being billed therefor, a sum equal to fifteen (15%) percent of the cost of such alterations, additions, improvements or installations for Landlord's indirect costs, field supervision and coordination in connection therewith. The foregoing charge shall not apply with respect to Tenant's Work. Tenant shall, in addition, reimburse Landlord for any reasonable costs incurred by Landlord for review of Tenant's plans by Landlord's architect and/or engineer. If Landlord is performing any work pursuant to any provision of this lease to prepare or improve the demised premises for Tenant's occupancy, Tenant shall reimburse Landlord for any costs Landlord incurs for filing fees and permits required in connection therewith, including the fees of any consultant engaged by Landlord for such purposes.

       (b) (i) Prior to commencing any alterations, additions, improvements or installations ("Tenant's Alterations") in the demised premises, upon request from Landlord, Tenant shall deliver to Landlord an amount equal to one hundred fifteen (115%) percent of the total estimated cost of Tenant's Alterations, which estimate shall be made and certified to by Tenant's architect in good faith based on Tenant's plans and specifications with respect thereto, as financial security for the completion of Tenant's Alterations and payment of all contractors and suppliers utilized in connection therewith.

           (ii) In lieu of the cash security deposit provided for in subparagraph (b)(i) above, Tenant may deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times until completion of Tenant's Alterations and payment of all contractors and suppliers in connection therewith, an irrevocable letter of credit, in form and substance satisfactory to Landlord in the amount of the security required by Landlord pursuant to subparagraph (b)(i) above, issued by a banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the City and State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof.

       (c) Landlord shall have the right upon notice to Tenant given at any time prior to the Expiration Date or any earlier termination of this lease to require Tenant to remove any Tenant Alterations and to restore the portion(s) of the demised premises affected thereby to its (their) condition prior to the installation or performance thereof.

49. Addendum to Article 6:

       Notwithstanding anything contained in the lease to the contrary, if at any time during the term of this lease, Landlord expends any sums for alterations or improvements to the Building which are required to be made pursuant to any Legal Requirement, Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of such cost within ten (10) days after demand therefor. For the purposes of this Article 49, the cost of any alteration or improvement made shall be deemed to include the cost of preparing any necessary plans and the fees for filing such plans.

50. Addendum to Article 11:

       Supplementing Article 11 hereof, a transfer of fifty (50%) percent or greater interest (whether stock, partnership or otherwise) of Tenant shall be deemed to be an assignment of this lease, either in one transaction or in any series of transactions within a thirty-six (36) month period.

51. Addendum to Article 17:

       This lease and the term and estate hereby granted are subject to the following further limitation. Whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for five (5) days after Landlord shall have given Tenant a notice specifying such default, then in any such case Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of three (3) days from the date of the service of such notice of intention, and upon the expiration of said three (3) day notice period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were set forth herein for the expiration of the term hereof, but Tenant shall remain liable for damages as provided in Article 18.

52. Rental Payments:

       (a) All payments other than fixed rent to be made by Tenant pursuant to this lease shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.

       (b) All payments of fixed rent and additional rent to be made by Tenant pursuant to this lease shall be made by checks drawn upon a New York City bank which is a member of the New York Clearing House Association or any successor thereto.

53. Holdover:

       (a) In the event Tenant shall hold over after the expiration of the term of this lease, the parties hereby agree that Tenant's occupancy of the demised premises after the expiration of the term of this lease shall be upon all of the terms set forth in this lease, except Tenant shall pay as rent for the holdover period an amount equal to the higher of (A) an amount equal to two (2) times for the first thirty (30) days of such holdover period (and thereafter at the rate of three (3) times) the sum of (1) the pro rata fixed rent payable by Tenant during the last year of the term of this lease and (2) all monthly installments of additional rent payable by Tenant pursuant to the terms of this lease that would have been billable monthly by Landlord had the term of this lease not expired; or (B) an amount equal to the then-market rental value for the demised premises as shall be established by Landlord giving notice to Tenant of Landlord's good faith estimate of such market rental value. Landlord's rights under this Article 53 shall not preclude it from invoking any other remedy allowed under Article 18 of this lease or at law or in equity. Nothing herein contained shall be deemed to permit Tenant to retain possession of the demised premises after the expiration of the term of the lease.

       (b) If Tenant shall hold over or remain in possession of any portion of the demised premises beyond the expiration of the term of this lease, notwithstanding the acceptance of any rent paid by Tenant pursuant to subsection 53(a) hereof, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising from lost opportunities (and/or new leases) by Landlord to re-let the demised premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

       (c) The provisions of this Article 53 shall survive the expiration of the term of this lease.

54. Fixed Rent:

       (a) Tenant shall pay to Landlord a fixed rent (herein referred to as "fixed rent") as follows:

           (i) TWO HUNDRED FIFTY-THREE THOUSAND SIX HUNDRED EIGHTY and 00/100 ($253,680.00) DOLLARS per annum during the period commencing on the Commencement Date and ending on the last day of the month preceding the month in which occurs the third (3rd) anniversary of the Commencement Date;

           (ii) TWO HUNDRED SEVENTY THOUSAND FIVE HUNDRED NINETY-TWO and 00/100 ($270,592.00) DOLLARS per annum during the period commencing on the first day of the month in which occurs the third (3rd) anniversary of the Commencement Date and ending on the last day of the month preceding the month in which occurs the seventh (7th) anniversary of the Commencement Date; and

           (iii) TWO HUNDRED EIGHTY SEVEN THOUSAND FIVE HUNDRED FOUR and 00/100 ($287,504.00) DOLLARS per annum during the period commencing on the first day of the month in which occurs the seventh (7th) anniversary of the Commencement Date and ending on the Expiration Date. (b) Notwithstanding the provisions of Section 54(a) hereof, the fixed rent payable by Tenant during the one hundred and fifty
(150) day period commencing on the Commencement Date shall be abated. The date immediately following the expiration of the foregoing abatement period is referred to herein as the "Rent Commencement Date."

55. Intentionally Deleted Prior to Execution

56. Partnership Tenant:

       If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 11 or Schedule B hereof (any such partnership and such persons are referred to in this Article

56 as "Partnership Tenant"), the following provisions of this Article 56 shall apply to such Partnership Tenant:

       (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and

       (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this lease, in whole or in part, or surrendering all or any part of the demised premises to Landlord, and by notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or any of the parties comprising Partnership Tenant, and

       (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and

       (d) if Partnership Tenant shall admit new partners, all of such new partners shall by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and

       (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).

57. INTENTIONALLY DELETED PRIOR TO EXECUTION

58. ICIP:

       (a) For purposes of this Article 58, the term "Project" shall mean, collectively, (x) the performance by Landlord of certain improvements in and to the common areas and facilities of the Building, as determined by Landlord in its sole discretion, and (y) the performance by Tenant of any Changes, including Tenant's Work. All other terms used herein, unless otherwise defined in this lease, shall have the meanings ascribed to them in Sections 11-256 through 11-267 of the Administrative Code of the City of New York, authorized by Title 2-D of Article 4 of the New York Real Property Tax Law and all rules and regulations promulgated thereunder [including without limitation the rules and regulations of the New York City Department of Finance ("DOF"), the New York City Department of Business Services ("DBS") and the New York City Department of Business Services, Division of Labor Services ("DOBS/DLS")] (herein collectively called the "Industrial and Commercial Incentive Program" or the "ICIP Program") and Article 2-I of the General City Law and all rules and regulations promulgated thereunder (herein collectively called the "LMEP Program").

       (b) Tenant acknowledges that Landlord has advised Tenant that Landlord may (but shall not be obligated to) apply for the benefits and entitlements provided by Section 489-bbbb, Subdivision 5 of the ICIP Program and Section 25-bb(a), Subdivision 1 of the LMEP Program. Tenant will cooperate in all reasonable respects with Landlord in applying for, and in obtaining from the appropriate governmental authorities, certificates of eligibility determining that Landlord is eligible for a partial exemption from real estate tax payments pursuant to the ICIP Program and a partial rebate of energy charges pursuant to the LMEP Program. Tenant shall comply (and, with respect to any contractors and subcontractors performing work on the Project, shall include or require, as the case may be, provisions in their contracts and subcontracts requiring such contractors and subcontractors to comply, and promptly following receipt of notice of any failure of such contractors or subcontractors to comply, shall use reasonable efforts to enforce such contractual obligations to comply, including, without limitation, by way of the termination of such contracts and/or subcontracts) with all applicable provisions, regulations and requirements of the ICIP Program and the LMEP Program so that the Building will receive the benefits and entitlements provided by the ICIP Program (the "ICIP Benefits") and the LMEP Program (the "LMEP Benefits"; the ICIP Benefits and the LMEP Benefits being herein sometimes collectively referred to as the "ICIP/LMEP Benefits"), which compliance shall include without limitation, the filing and obtaining of all required applications, permits, licenses and certificates and, if required by the DOBS/DLS, the hiring of apprentice laborers. Landlord makes no representation or warranty to Tenant that the ICIP Benefits or the LMEP Benefits shall be received in whole or in part.

       (c) Tenant shall, prior to the performance of any Changes in or to the demised premises or the Building, or the issuance of any building permits or award of any construction contracts in connection therewith, notify Landlord of its intent to perform such Changes and the estimated cost thereof in order to enable Landlord to include such Changes in the Building's applications for ICIP Benefits and LMEP Benefits.

       (d) (i) In order to ensure that no actions taken by any construction managers, contractors or subcontractors engaged by Tenant in connection with the Project ("Tenant's Contractors") will cause the Building to fail to qualify for or to lose the ICIP/LMEP Benefits, Tenant shall use only such Tenant's Contractors that qualify under and otherwise satisfy the requirements of the ICIP Program for performance of work comprising part of the Project.

           (ii) All of Tenant's Contractors employed in connection with the Project shall be contractually required by Tenant to comply with the provisions of the ICIP Program. Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from or in connection with any failure by Tenant or Tenant's Contractors to comply with the provisions of the ICIP Program. If Landlord is notified of any violation of the ICIP Program by Tenant's Contractors, Landlord shall promptly advise Tenant thereof and send a copy of such notice to Tenant, and Tenant will take all appropriate diligent steps to cause Tenant's Contractors to cure such violations.

       (e) At Landlord's request, to the extent required to enable Landlord to file annual certificates of continuing use as required by the ICIP Program and/or to continue to receive the ICIP/LMEP Benefits, Tenant shall (i) report to Landlord the use of the demised premises, the number of workers permanently engaged in employment in the demised premises, the nature of each worker's employment, the number of such workers who reside in New York City and the New York City residency of each worker, (ii) provide access to the demised premises by employees and agents of any governmental agency enforcing the ICIP Program (including, without limitation, DOF) at all reasonable times, upon reasonable notice when requested by Landlord and (iii) enforce the contractual obligations of Tenant's Contractors to comply with the DOBS/DLS requirements.

       (f) Without limiting Tenant's rights under this Article 58, Tenant shall not be required to pay any real estate taxes or charges which may become due because of the willful neglect or fraud by Landlord in connection with the ICIP Program, or otherwise relieve or indemnify Landlord from any personal liability which may arise under Section 11-265 of the Administrative Code of the City of New York, unless the imposition of such real estate taxes or charges, or liability, resulted from any actions of Tenant in violation of this lease or Tenant's failure to comply with the ICIP Regulations.

       (g) Tenant represents to Landlord that, within seven (7) years immediately preceding the date of this lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of (x) an act, with respect to a building, which is made a crime under the provisions of Article 150 of the Penal Law of the State of New York or any similar law of another state, or (y) any act made a crime or violations by the provisions of Section 235 of the Real Property Law of the State of New York, nor is any charge for violation of such laws presently pending against Tenant. Upon request of Landlord, from time to time, Tenant agrees to update said representation when required because of the ICIP Program. Tenant further agrees to cooperate with Landlord in compliance with the ICIP Program and the LMEP Program to aid Landlord in obtaining and maintaining the ICIP/LMEP Benefits and, if requested by Landlord, to post a notice in a conspicuous place in the demised premises and to publish a notice in a newspaper of general circulation in the City of New York, in such form as shall be prescribed by DOF, stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or any similar law of another juris-diction may submit such information to DOF to be considered in determining Landlord's eligibility for tax exemption benefits.

       (h) Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from the Building's failure to qualify for or the loss of the ICIP/LMEP Benefits as a result of Tenant's failure to comply with its obligations set forth in this
Article 58 or any requirement of the ICIP Program or the LMEP Program, or as a result of Tenant's Contractors failure to comply with any requirement of the ICIP Program.

59. Addendum to Article 34:

       (a) In lieu of the cash security deposit provided for in Article 34 hereof, Tenant may, at any time after the Commencement Date, deliver to Landlord and, shall thereafter, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance satisfactory to Landlord, in the amount of the security required pursuant to this lease issued by a banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewable from year to year unless terminated by the issuer thereof by notice to Landlord given not less than 45 days prior to the expiration thereof. Except as otherwise provided herein, Tenant shall, throughout the term of this lease, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than 45 days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 59(a), Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

       (b) In the event Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this lease, including, but not limited to, the payment of fixed rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 59, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary.

       (c) In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this lease as provided in Article 17 or 51 hereof, Landlord may, in addition to exercising its rights as provided in Section 59(b) hereof, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of fixed rent, additional rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Article 34.

       (d) In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building,

Landlord shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Letter, provided such vendee or lessee assumes any responsibilities of Landlord with respect to such Security Letter, and Tenant agrees to look solely to the new landlord for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of a sale of the Building Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

60. THE LOWER MANHATTAN PLAN:

       (a) For purposes of this Article 60, unless otherwise defined in this Lease, all terms used herein shall have the meanings ascribed to them in Title 4 of Article 4 of the New York Real Property Tax Law (herein called the "Lower Manhattan Plan"). For purposes of the Lower Manhattan Plan, Tenant's Percentage Share shall mean Tenant's Proportionate Tax Share (i.e., 2.18%).

       (b) For so long as Tenant continues to be eligible for the real estate tax abatement benefits of the Lower Manhattan Plan (herein called the "LMP Abatement Benefits") with respect to the demised premises, Landlord agrees to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the demised premises and to Landlord (in connection with Tenant's eligibility for the LMP Abatement Benefits), provided, however, that Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of all actual out-of-pocket costs and expenses (including reasonable attorneys fees and expenses) incurred by Landlord in connection with such compliance, including, without limitation, the amount of any administrative charges or fees imposed by the New York City Department of Finance (herein called the "Department") in connection with such compliance.

       (c) Tenant agrees to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the demised premises; and Tenant shall indemnify and hold harmless Landlord and all lessors under any superior leases and holders of any superior mortgages and its and their respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all claims arising from or in connection with Tenant's failure to so comply, together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses.

       (d) (i) In accordance with the Lower Manhattan Plan and notwithstanding anything to the contrary contained in this Lease, Landlord agrees to allow Tenant a credit against the fixed annual rent and the recurring additional rent (including Tenant's Tax Payments) payable by Tenant hereunder in an amount that, in the aggregate, equals the full amount of any abatement of real estate taxes granted for the demised premises pursuant to the Lower Manhattan Plan and actually received by Landlord (herein called the "Actual LMP Benefits"). Landlord shall, within thirty (30) days after its receipt of the Actual LMP Benefits, credit the full amount thereof against the next installments of fixed annual rent and/or additional rent becoming due hereunder.

           (ii) Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of all or any portion of the Actual LMP Benefits that have been credited against fixed annual rent and/or additional rent becoming due hereunder, and which are thereafter revoked (including, without limitation, if such Actual LMP Benefits are revoked due to the exercise by Tenant of its right to assign or sublease pursuant to the terms of this Lease), together with any interest and/or penalties imposed against Landlord in connection with such Actual LMP Benefits unless such revocation was the result of Landlord's wrongful acts.

       (e) In accordance with Section 499-C(5) of the Lower Manhattan Plan, Landlord agrees and informs Tenant that the availability of the LMP Abatement Benefits are subject to the following:

           (i) an application for abatement of real property taxes pursuant to Title 4 of Article 4of the New York Real Property Tax Law will be made for the demised premises;

           (ii) the rent, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to Title 4 of Article 4 of the New York Real Property Tax Law for the demised premises;

           (iii) at least thirty-five dollars ($35.00) per square foot must be spent on improvements to the demised premises and the common areas of the Building; and

           (iv) all abatements granted with respect to the Building pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be revoked if, during the Benefit Period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision four of section four hundred ninety-nine-f of Title 4 of the New York Real Property Tax Law.

       (f) Nothing contained herein, including, without limitation, the provisions of Section 60.01(e) hereof, shall be construed to impose any obligation on Landlord to perform, or to incur any cost for, any improvements to the demised premises and/or the common areas to establish Tenant's eligibility for the LMP Abatement Benefits.

       G. (i) Landlord, upon not less than thirty (30) days advance written notice from Tenant, agrees to cooperate with Tenant to executive, deliver and file, together with the Abatement Application (as hereinafter defined), the affidavit required by Section 499-C(7) of the Lower Manhattan Plan.

           (ii) Landlord, upon not less than thirty (30) days advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, within one hundred eighty (180) days after the Commencement Date, an application (the "Abatement Application") for a certificate of abatement in accordance with Section 499-D of the Lower Manhattan Plan. Landlord further agrees to provide all other information required by the Department pursuant to
Section 499-D of the Lower Manhattan Plan and to otherwise comply with the provisions of said Section 499-D.

           (iii) For so long as Tenant continues to be eligible for the LMP Abatement Benefits with respect to the demised premises, Landlord, upon not less than thirty (30) days advance written notice from Tenant, agrees to cooperate with Tenant to annually execute, deliver and file a certificate of continuing eligibility in accordance with Section 499-F of the Lower Manhattan Plan, and any other certificates or filings required by the Lower Manhattan Plan. Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with the performance of Landlord's obligations pursuant to this Section 60, including, without limitation, the amount of any administrative charges or fees imposed by the Department in connection with such compliance.

       (h) In the event that Landlord shall default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Article 60, this Lease shall remain unaffected thereby and shall continue in full force and effect, and Landlord's liability for such default, if any, shall be limited to the payment of damages which shall in no event exceed the aggregate amount of the LMP Abatement Benefits with respect to the demised premises to which Tenant would have been entitled but for such default plus any penalties and interest Tenant is obligated to pay as a result of such Landlord default.

       (i) For purposes of the Lower Manhattan Plan, the Rent Commencement Date is the first date that fixed rent is due under this lease.

       (j) Notwithstanding anything contained in this Article 60, Landlord makes no representation or warranty as to the amount, if any, of Actual LMP Benefits that will be received by Landlord.

         IN WITNESS WHEREOF, the parties hereto have executed this lease as of the day and year first above written.

                            PRAEDIUM II BROADSTONE LLC, Landlord

                            By:  PRAEDIUM OPPORTUNITY FUND II, L.P.
                                   Its Managing Member

                                  By:  Praedium Partners LLC
                                          Its Investment General Partner




                                  By:  /s/ A. Floyd Lattin
                                       -----------------------------------------
                                       A. Floyd Lattin, Senior Vice President


                                  By:  Praedium Advisors, Inc.
                                       Its Managing General Partner


                                  By:  /s/ A. Floyd Lattin
                                       -----------------------------------------
                                       A. Floyd Lattin, Senior Vice President


                            WALL STREET STRATEGIES, INC., Tenant


                                  By:            Shawn D. Baldwin
                                       Name:     Shawn D. Baldwin
                                       Title:    Chief Operating Officer



Tenant's Federal Tax Identification No.: _____________________

STATE OF NEW YORK                           )
                                            :ss.:
COUNTY OF NEW YORK                          )


         On the _______ day of November in the year 1999, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.




                                                    /s/ Theodora Gonzalez
                                                    ----------------------------
                                                        Notary Public

                                   Schedule A

                   Floor Plan of 31st Floor of 80 Broad Street

                                   SCHEDULE B

                             ADDENDUM TO ARTICLE 11


         (a) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, or encumber this lease or any of its rights or estates hereunder, sublet the demised premises or any part thereof, or suffer, or permit, the demised premises, or any part thereof, to be used or occupied by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the demised premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord's consent to an assignment or subletting shall not, in any wise, be construed to relieve Tenant from obtaining Landlord's express written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, without Landlord's written consent in each instance.

         (b) If Tenant shall, at any time or times during the term of this lease, desire to assign this lease or sublet the demised premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by: (i) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than sixty (60) days after the giving of such notice; (ii) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the demised premises; and (iii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or, at Landlord's election, its designees if Landlord shall exercise its rights under succeeding clauses (ii) or (iii) hereof) may, at Landlord's option (i) with respect to an assignment of this lease or a subletting of the demised premises for all or substantially all of the term of the lease terminate this lease or
(ii) with respect to a prospective assignment, accept an assignment of this lease from Tenant without any payment of moneys or other consideration therefor, or (iii) with respect to a prospective subletting, accept a sublease from Tenant for the remainder of the term of this lease at a rental rate equal to the lower of (a) Tenant's proposed subrental or (b) at the same rate of fixed annual rent and additional rent then payable under the lease; and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein. Any of the aforesaid options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord, and during such thirty (30) day period, Tenant shall not assign this lease or sublet such space to any person.

         (c) If Landlord exercises its option to terminate this lease in the event that Tenant desires either to assign this lease or to sublet the demised premises, then this lease shall end and expire upon the date that such assignment or subletting was to be effective or to commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date. If Landlord exercises its option to accept an assignment of this lease or a subletting of the demised premises Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord's counsel. If the proposed transaction is a sublease and Landlord accepts such offer, Tenant, on demand, shall pay to Landlord or its managing agent (as Landlord shall elect) an amount equal to the brokerage commissions which would have been incurred by Tenant but for Landlord's accepting such offer.

             If a sublease is so made it shall expressly:

                (i) permit Landlord to make further subleases of all or any part of the demised premises and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as Landlord may deem necessary for such subletting, at Landlord's expense;

                (ii) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

                (iii) provide that Landlord shall accept the demised premises "as is", it being intended that Tenant shall have no other cost or expense in connection with the subletting of the demised premises;

                (iv) provide that at the expiration of the term of such sublease Tenant will accept the demised premises in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the demised premises in good order and condition, ordinary wear and tear excepted.

         (d) In the event that Tenant complies with the provisions of paragraph
(b) of this Schedule B and Landlord does not exercise an option provided to it thereunder within the time provided therefor, and provided that Tenant is not in default of any of Tenant's obligations under this lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment of this lease or subletting of the entire demised premises shall not be unreasonably withheld or delayed, provided the following conditions have been satisfied:

                (i) in Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in such a business, and the demised premises will be used in such a manner, that: (x) is limited to the use expressly permitted under this lease; and (y) will not violate any negative covenant as to use contained in any other lease of space in the Building about which Tenant has been informed following its request to Landlord for such information;

                (ii) the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                (iii) neither (i) the proposed assignee or sublessee nor (ii) any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee, is then an occupant or tenant of any part of the Building;

                (iv) the proposed assignee or sublessee is not a person with whom Landlord is then, or shall have been during the previous six (6) month period, negotiating to lease space in the Building;

                (v) the proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Schedule B;

                (vi) the amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the demised premises, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to paragraph (b);

                (vii) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent;

                (viii) Tenant shall not have (a) advertised or publicized in any way the availability of the demised premises without prior notice to, and approval by, Landlord, which approval Landlord agrees not to unreasonably withhold, nor shall any advertisement state the name (as distinguished from the address) of the Building, or (b) listed the demised premises for subletting or assignment, with a broker, agent or representative (other than the then managing agent of the Building or other agent designated by Landlord) or otherwise, at a proposed rental less than the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building;

                (ix) the sublease shall not allow use of the demised premises
(1) as a restaurant, luncheonette, or otherwise for the preparation and/or sale of food for on or off premises consumption; (2) as a discount store; (3) as a multiple tenancy store; (4) by a foreign or domestic governmental agency; (5) as a betting parlor or gambling casino; or (6) by a utility company; and

                (x) the sublease shall not provide for an option on behalf of the subtenant thereunder to extend or renew the term of such sublease.

                (xi) Tenant shall have appointed the then leasing agent of the Building as its exclusive rental agent in connection with such assignment or subletting and shall have given such agent the exclusive right to assign and sublet on Tenant's behalf.

         (e) In the event that (i) Landlord fails to exercise any of its options under paragraph (b) of this Schedule B and consents to a proposed assignment of this lease or sublease of the entire demised premises and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of paragraph (b), before assigning this lease or subletting the demised premises.

         (f) Each subletting pursuant to this Schedule B shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the demised premises by Tenant, or any person claiming through or under Tenant (except as provided in paragraph (j) of this Schedule B), shall, or will be, made, except upon compliance with, and subject to, the provisions of this Schedule. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise its option under paragraph
(b), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

         (g) With respect to each and every sublease or subletting, it is further agreed that:

                (i) no subletting shall be for a term ending later than one day prior to the expiration date of this lease;

                (ii) no sublease shall be valid, and no subtenant shall take possession of the demised premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and

                (iii) each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that, in the event of termination, re-entry, or dispossess by Landlord under this lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (x) be liable for any previous act or omission of Tenant under such sublease, (y) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant or (z) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's fixed rent or any additional rent then due.

         (h) Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained in paragraph (a) shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

         (i) If Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

                (x) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment, including all sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property; and

                (y) in the case of a sublease, any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property.

                The sums payable under this paragraph (i) shall be paid to Landlord as and when payable by the subtenant or assignee, as the case may be, to Tenant.

         (j) If Tenant is a corporation, the provisions of paragraph (a) shall apply to a transfer (by one or more transferees) of a majority of the stock of Tenant, as if such transfer of a majority of the stock of Tenant were an assignment of this lease.

         (k) The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this lease on Tenant's part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

         (l) Notwithstanding anything to the contrary set forth in this lease, Tenant shall not be obligated to obtain Landlord's consent, and the provisions of paragraph (b) hereof shall not apply, to an assignment of this lease or the subletting of all or a portion of the demised premises by Tenant to an affiliate thereof. For the purposes of the preceding sentence, the term "affiliate" shall mean a corporation or other entity controlling, controlled by or under common control with Tenant and having a net worth at least equal to that of Tenant on the date of this lease, and for the purposes of the foregoing definition, "control" shall mean ownership of a majority of interest in the common stock and other equity of or membership and other interest in the corporation or other entity involved, together with the ability to manage and direct the business and affairs thereof. Any change in ownership and management of an affiliate which shall alter the continuing affiliate relationship between Tenant and such assignee and its predecessor(s) in interest or if there shall be more than one such assignment, however effected, including without limitation, by way of merger, sale of assets or transfer of capital stock, shall be deemed an assignment to which all of the provisions of Schedule B shall be applicable except the provisions of this paragraph (1). The provisions of this paragraph
(1) and Tenant's rights hereunder shall apply only if and to the extent that the subtenant or assignee occupying the demised premises shall use the demised premises only for purposes permitted under this lease, and such use and occupancy by such subtenant or assignee is consistent with the continued operation of the Building as a first-class office building and does not cause any material increase in the demand for building services. Upon request, Tenant shall provide Landlord with documentation reasonably satisfactory to Landlord as to the affiliate relationship between Tenant and any affiliate occupying the demised premises pursuant to this paragraph (1).

         (m) The provisions of paragraph (b) of this Schedule B shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided that (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

                                   SCHEDULE C

                               HVAC SPECIFICATIONS


1. When summer outdoor ambient temperature is not in excess of 95(degree)F dry bulb and 75(degree)F wet bulb, indoor space conditions shall not be greater than 78(degree)F dry bulb and maximum relative humidity of 50%.

2. When winter outdoor temperature is not less than 11(degree)F, indoor space conditions shall not be less than 70(degree)F dry bulb.